UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: February 11, 2005)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 362-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2005, the Board of Directors (“Board”) of AmerUs Group Co. (“Company”) approved certain actions taken by the Human Resources and Compensation Committee of the Board (“Committee”) to determine compensation for executive officers and directors as more fully described below.

Executive Officer Compensation

After a review by the Committee of performance and competitive market data, the Committee established the following annual base salaries, 2004 Management Incentive Payments and stock option awards for the Company’s executive officers.

		2004 Management
	2005 Base	Incentive	Stock Option
Name and Position	Salary ($)	Payment[1]($)	Awards

Roger K. Brooks[2] Chairman and Chief Executive Officer	780,000	1,500,000	N/A

Thomas C. Godlasky President and Chief Operating Officer	660,000	900,000	34,000

Gregory D. Boal Executive Vice President & Chief Investment Officer	450,000	650,000	20,000

Mark V. Heitz President & Chief Executive Officer AmerUs Annuity Group	450,000	320,000	20,000

Gary R. McPhail President & Chief Executive Officer AmerUs Life Insurance Group	450,000	300,000	20,000

1The Company’s executive officers participate in an annual incentive program for senior executives under the Company’s Management Incentive Plan (“MIP”). The MIP provides for an annual incentive pool of money using a formula based on GAAP net income for 2004 awards. In general, the annual incentive pool is allocated to executive officers based on a percentage of each executive officer’s base compensation and the extent to which the Company and executive officer have met pre-established business and/or financial goals. The percentage of each executive officer’s base compensation used to determine the incentive payment is determined by the Committee and ranges from 30 % to 200% of base compensation. The MIP awards listed in the table are for performance during 2004, but are to be paid in 2005.

2See descriptions of Mr. Brooks’ compensation and consulting agreement below.

In addition, the Committee approved the Form of Stock Option Award attached hereto as Exhibit 99.1.

Non-Employee Directors Fees

The Board approved continuing the following fees for the Company’s non-employee directors for service as a director of the Company:

Board members
Annual retainer	$20,000
Meeting fee per day	$2,500
Standing committee meeting fee	$1,500
Chairman of standing committee meeting fee	$1,500
Presiding director annual retainer	$4,000
Meeting fee per day for board, committee, or other meeting held other than in connection with a regular quarterly board meeting	$2,500
Meeting fee for board or committee meeting held by telephone conference	$1,000

Payment of fees

All board and committee fees shall be paid quarterly after service.

Expenses

Each director shall be reimbursed for reasonable and necessary expenses incurred in attending board or committee meetings.

Stock Options

Each non-employee director shall be granted stock options for 3,500 shares of the Company’s common stock annually. Each year the options shall be granted on the first business day upon which the New York Stock Exchange is open and the Company’s shares are being traded.

Stock Purchase Plan

A director may elect to receive restricted stock in lieu of all or part of his or her director fees. The number of shares of restricted stock a director will receive is equal to the dollar amount of fees divided by 75 percent of the fair market value of the Company’s common stock as of the payment date. The stock so received may not be sold, transferred, pledged or assigned for a period of two years following the payment date.

New Directors

Each person upon his or her initial appointment or election to the board as a non-management director shall be granted 2,500 shares of the Company’s common stock. These shares cannot be sold, transferred, pledged or assigned by the grantee for a period of three years from the date of grant.

Directors of Bankers Life Insurance Company of New York

Non-employee directors of the Company who serve on the board of directors of Bankers Life Insurance Company of New York, a wholly-owned subsidiary of the Company, receive the following additional fees for such service:

Annual Retainer	$5,000
Chairman of Audit and Executive Committees	$2,500
Per Meeting fee for each meeting attended during a calendar year exceeding four meetings	$1,500

2004 and 2005 Compensation for Roger K. Brooks

On February 11, 2005, the Board and the Committee also approved 2004 and 2005 compensation arrangements (as more fully described below) for the Company’s Chairman and Chief Executive Officer who will retire on December 29, 2005 (“Retirement Date”). The Company will pay Mr. Brooks a bonus of $750,000 for his efforts during 2004 in assuring a successful transition in the Company’s senior leadership. This bonus was also awarded in lieu of a long-term incentive award in 2004. For 2005 the Board and Committee awarded Mr. Brooks 22,000 restricted stock units each representing one share of stock in lieu of a payment under the Company’s Long-Term Incentive Plan. The Company will pay the bonus no later than February 28, 2005. The restrictions on one third of the stock units will lapse on February 11, 2006; the restrictions on another third of the stock units will lapse on February 11, 2007 and the restrictions on the final third will lapse on February 11, 2008. Mr. Brooks will receive his base compensation in accordance with the Company’s standard payroll practices through the Retirement Date and he will be eligible for an award under the Company’s MIP for his performance in 2005 prorated in accordance with the terms of the MIP to the Retirement Date.

Post-Retirement Consulting and Noncompetition Agreement with Roger K. Brooks

On February 11, 2005, the Board and the Committee approved the Company entering into a Post-Retirement Consulting and Noncompetition Agreement (“Consulting Agreement”) with Mr. Brooks effective December 31, 2005. The term of the Consulting Agreement ends on December 31, 2008 and the noncompetition and non-solicitation covenant end one year thereafter. During the term of the Consulting Agreement, Mr. Brooks will (1) provide up to 40 hours per month of personal consulting services to the Company as requested by the Chief Executive Officer of the Company and (2) comply with certain non-competition and non-solicitation covenants. In exchange for the consulting services and observance of the non-

competition and non-solicitation covenants, the Company has agreed to issue Mr. Brooks restricted stock units (“RSUs”) in an amount equal to $2 million divided by the closing price of a share of the Company’s common stock on December 30, 2005, adjusted up to the next whole number equally divisible by eight. If Mr. Brooks has satisfied all of his obligations under the Consulting Agreement through the period preceding each of the following payment dates, the Company shall issue to Mr. Brooks unrestricted shares of stock corresponding with the RSUs according to the following schedule:

•	on December 29, 2006, one quarter of the RSUs

•	on July 1, 2007, one eighth of the RSUs

•	on December 28, 2007, one eighth of the RSUs

•	on July 1, 2008, one quarter of the RSUs

•	on January 2, 2009, one quarter of the RSUs

In the event of the death or disability (within the meaning of Section 409A of the Internal Revenue Code) of Mr. Brooks or a change of control (within the meaning of Section 409A of the Internal Revenue Code) of the Company, all of the unvested RSUs shall vest in Mr. Brooks and the Company will thereupon issue to Mr. Brooks unrestricted shares of stock corresponding to the RSUs for which shares had not yet been issued.

As additional compensation under the Consulting Agreement, the Company will during the first year of the Consulting Agreement reimburse Mr. Brooks for (1) the reasonable rental expenses of office space and (2) 50% of the cost of a personal assistant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 17, 2005, the Company announced that Roger K. Brooks, Chairman and Chief Executive Officer, will retire from his positions as an officer, employee and director at the end of 2005. Following his retirement, Mr. Brooks will provide consulting services to the Company (see Item 1.01 above). Thomas C. Godlasky, now president and chief operating officer of the Company, will continue as president and become chairman and chief executive officer concurrent with Mr. Brooks’ retirement.

Mr. Godlasky has been president and chief operating officer of the Company since November 2003 and executive vice president and chief investment officer of the Company and predecessor or affiliated companies from January 1995 to November 2003. Mr. Godlasky had also been president of AmerUs Capital Management Group, Inc., a wholly-owned subsidiary of the Company, from January 1998 to November 2003. From February 1988 to January 1995, he was manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. Mr. Godlasky has been a director of the Company since November 2003, when he was elected president and chief operating officer of the Company. He is a director of AMAL Corporation, an affiliate of the Company and its wholly-owned subsidiaries, Ameritas Variable Life Insurance Company and Ameritas Investment Corporation. His current term expires in 2007. He is 49 years of age.

A copy of the Company’s press release announcing Mr. Brooks’ retirement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 15, 2005, Moody’s Investors Service issued a press release affirming the ratings of the Company and its subsidiaries, but changing their rating outlook to negative from stable as a result of a lawsuit filed by the California Attorney General and Insurance Commissioner against certain of the Company’s subsidiaries.

Item 9.01 (c). Financial Statements and Exhibits

99.1	Form of Stock Option Award

99.2	Press Release dated February 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ Melinda S. Urion

Melinda S. Urion
Executive Vice President,
Chief Financial Officer &
Treasurer

Dated: February 17, 2005

EXHIBITS

Exhibit No.	Description
99.1	Form of Stock Option Award
99.2	Press Release dated February 17, 2005